Exhibit 10.1

KELLOGG COMPANY 2017 LONG-TERM INCENTIVE PLAN

1.PURPOSE. The purpose of the 2017 Long-Term Incentive Plan is to further and promote the interests of Kellogg Company, its Subsidiaries and its shareowners by enabling the Company and its Subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers, and to align the interests of those individuals and the Company’s shareowners. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such employees and officers with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.
2.DEFINITIONS. Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the following meanings:
2.1“10% Shareowner” has the meaning set forth in Section 6.2.
2.2“Award” means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.
2.3“Award Agreement” means the written agreement executed by a Participant pursuant to Sections 3.2 and 16.7 of the Plan in connection with the granting of an Award.
2.4“Base Value” has the meaning set forth in Section 7.2.
2.5“Board” means the Board of Directors of the Company, as constituted from time to time.
2.6“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, the following: (i) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any entity controlled by, controlling or under common control with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties; (b) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or any entity controlled by, controlling or under common control with the Company; (c) any material breach of the Company’s Code of Conduct by the Participant; or (d) the willful failure of the Participant to cooperate with any governmental investigations or activities relating to the Company; provided, however, that no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or any entity controlled by, controlling or under common control with the Company; provided, further, that any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or a senior officer of the Company or based upon the advice of counsel for the Company or any entity controlled by, controlling or under common control with the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company or any entity controlled by, controlling or under common control with the Company; or (ii) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement.
2.7“Change in Control” has the meaning set forth in Section 14.2.
2.8“Change in Control Price” has the meaning set forth in Section 13.3
2.9“Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.10“Collective Awards” means Awards together with any awards issued under Old Plans as of the Effective Date.
2.11“Committee” means the committee of the Board designated to administer the Plan, as described in Section 3 of the Plan.
2.12“Common Stock” means the Common Stock, par value $0.25 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.
2.13“Company” means Kellogg Company, a Delaware corporation, or any successor corporation to Kellogg Company.
2.14“Covered Employee” has the meaning set forth in Section 9.6.
2.15“Director” means a director of the Company.
2.16“Disability” means disability as defined in the Participant’s then effective employment agreement, or if the Participant is not then a party to an effective employment agreement with the Company which defines disability, “Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.16, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options “Disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code, and for purposes of any Award that is subject to Section 409A of the Code, “Disability” shall mean that a Participant is “disabled” under Section 409A(a)(2)(c)(i) or (ii) of the Code.
2.17“Effective Date” has the meaning set forth in Section 16.11.
2.18“Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.
2.19“Exercise Value” has the meaning set forth in Section 7.2.
2.20“Fair Market Value” on any date means (a) the officially quoted closing price in the primary trading session for a share of the Common Stock on the New York Stock Exchange-Composite Transactions Tape or on any other stock exchange, if any, on which the Common Stock is primarily traded (or if no shares of the Common Stock were traded on such date, then on the most recent previous date on which any shares of the Common Stock were so traded), or (b) if clause (a) is not applicable, the value of a share of the Common Stock for such date as established by the Committee, using any reasonable method of valuation consistent with the requirements of Section 409A of the Code.
2.21“Good Reason” means, unless otherwise determined by the Committee in the applicable Award Agreement, the following: (i) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words of like import)), termination due to: (a) a diminution in any material respect of the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities from those in effect immediately prior to a Change in Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company and/or or any entity controlled by, controlling or under common control with the Company promptly after receipt of notice thereof given by the Participant; (b) a decrease in the Participant’s Annual Base Salary (as defined below) or a decrease in the Participant’s target Annual Bonus (as defined below) percentage from the target Annual Bonus percentage in effect for such Participant immediately prior to a Change in Control or, if higher, the date of receipt of the notice of termination by the Participant (excluding a decrease in target Annual Bonus percentage resulting from an across-the-board change to the applicable bonus plan or policy which generally has an equal impact on the other senior executives of the Company and any entity controlled by, controlling or under common control with the Company); or (c) the Company’s or any entity controlled by, controlling or under common control with the Company requiring the Participant to relocate the Participant’s principal place of employment by more than 50 miles;

provided, that any good faith determination of Good Reason made by the Participant shall be conclusive; or (ii) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award that defines “good reason” (or words of like import), “good reason” as defined under such agreement. For purposes of this definition, “Annual Base Salary” means twelve times the higher of (i) the highest monthly base salary paid or payable to the Participant by the Company and any entity controlled by, controlling or under common control with the Company in respect of the twelve-month period immediately preceding the month in which a Change in Control occurs, and (ii) the highest monthly base salary in effect at any time thereafter, in each case including any base salary that has been earned and deferred. For purposes of this definition, “Annual Bonus” means the annual cash bonus that may be awarded to the Participant in respect of a fiscal year under the Company’s or any entity controlled by, controlling or under common control with the Company’s annual incentive plans, or any comparable bonus under any predecessor or successor plans.
2.22“Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.
2.23“Incumbent Board” has the meaning set forth in Section 14.2.
2.24“Merger Event” has the meaning set forth in Section 13.3.
2.25“Net Exercise” means a Participant’s ability to exercise a Stock Option by directing the Company to deduct from the shares of Common Stock issuable upon exercise of his or her Stock Option a number of shares of Common Stock having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant’s tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of shares of Common Stock after such deductions.
2.26“Non-Employee Director” means a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.27“Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not an Incentive Stock Option.
2.28“Old Plans” means the Kellogg Company 2001 Long-Term Incentive Plan, the Kellogg Company 2003 Long-Term Incentive Plan, the Kellogg Company 2009 Long- Term Incentive Plan, and the Kellogg Company 2013 Long-Term Incentive Plan.
2.29“Other Cash-Based Award” means an Award granted pursuant to Section 9.8 and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
2.30“Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code.
2.31“Outstanding Company Common Stock” has the meaning set forth in Section 14.2.
2.32“Outstanding Company Voting Securities” has the meaning set forth in Section 14.2.
2.33“Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.
2.34“Performance-Based Compensation” means any Award that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).
2.35“Performance Share Unit” or “Performance Share” means an Award granted pursuant to the provisions of Section 9 of the Plan and the relevant Award Agreement, or a Restricted Share Unit or Restricted Share intended to be Performance- Based Compensation.
2.36“Performance Unit” means an Award granted pursuant to the provisions of Section 9 of the Plan and the relevant Award Agreement.

2.37“Person” has the meaning set forth in Section 14.2.
2.38“Plan” means this Kellogg Company 2017 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).
2.39“Restricted Shares” means an Award of restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.
2.40“Restricted Share Units” means an Award granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.
2.41“Restriction Period” has the meaning set forth in Section 8.3.
2.42“Retirement” means the voluntary termination by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of normal retirement age under Company-sponsored pension or retirement plans, or any other age with the consent of the Committee.
2.43“Section 16 Officer” means an “officer” as such term is defined in Rule 16a- 1(f) of the Exchange Act.
2.44“Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan Option.
2.45“Stock Option” means a Non-Qualified Stock Option or an Incentive Stock Option.
2.46“Subsidiary(ies)” means any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options, “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
3.ADMINISTRATION.
3.1.The Committee. The Plan shall be administered by the Compensation and Talent Management Committee of the Board, as constituted from time to time. The Committee shall consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” as defined under Section 303A of the Listed Company Manual of the New York Stock Exchange or such other applicable stock exchange rule. To the extent no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code or Section 303A of the Listed Company Manual, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
3.2.Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. Subject to applicable law, the Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. Subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor statute), the Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not Section 16 Officers, but no officer of the Company shall have the authority to grant Awards to himself or herself. Any such delegation shall be made by resolution of the Board and such resolution shall set forth the total number of shares of Common Stock that may be subject to Awards granted pursuant to such delegation. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of Award Agreements in such form as is approved by the Committee.
3.3.Liability Limitation. Neither the Board, the Committee, nor any member of either, nor any of their designees, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement) or any transaction hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.
4.TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.
4.1Limitations for Incentive Stock Options. Incentive Stock Options may not be granted following February 17, 2027, which is the ten-year anniversary of the Board’s adoption of the Plan. The maximum number of shares of Common Stock that may be issued pursuant to the grant of Incentive Stock Options under the Plan shall be 16,000,000 shares (as may be adjusted pursuant to Section 13.2), without regard to the provisions of Section 4.2(ii).

4.2	Limitations for Common Stock.

(i)
The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in this Section, Section 4.2 and Section 13.2 of the Plan, shall not exceed 16,000,000 shares, plus the aggregate number of shares of Common Stock described in Section 4.2(ii).

(ii)
Any shares of Common Stock that are subject to Collective Awards that expire or lapse or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock shall again be available for Awards under the Plan, subject to the provisions of Section 4.3, to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Collective Awards (as may be adjusted pursuant to Section 13.2). Shares of Common Stock that as of the Effective Date have not been issued under either the Kellogg Company 2001 Long-Term Incentive Plan, the Kellogg Company 2003 Long-Term Incentive Plan, or the Company 2009 Long-Term Incentive Plan and are not covered by outstanding awards under such plans granted on or before the Effective Date, shall not be available for Awards under the Plan. Shares of Common Stock that as of the Effective Date have not been issued under the Kellogg the Kellogg Company 2013 Long-Term Incentive Plan, and are not covered by outstanding awards under such plan granted on or before the Effective Date, shall be available for Awards under the Plan.

(iii)
Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan, and the Committee shall determine the manner in which fractional share value shall be treated.

(iv)
In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan.

4.3	Computation of Available Shares.

(i)
For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan (subject to the remainder of this Section and Section 13.2) the maximum number of shares of Common Stock issued upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan and the number of shares of Common Stock issued under grants of Restricted Shares, Restricted Share Units and Performance Share Units pursuant to Sections 8 and 9 of the Plan, in each case determined as of the date on which such Awards are issued; provided, however, that (A) the total number of shares remaining available for issuance under the Plan shall be reduced by 2.0 shares for each share issued pursuant to an Award other than a Stock Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Award other than a Stock Option or a Stock Appreciation Right, and (B) Awards granted in connection with the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines shall not reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

(ii)
In the event that any shares of Common Stock are withheld by the Company or shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation pursuant to Section 16.1 with respect to an Award or a Collective Award other than a Stock Option or Stock Appreciation Right, then the shares so tendered or withheld shall automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under Section 4.2 in accordance with the same ratio specified in clause (A) of the proviso in Section 4.3(i). Notwithstanding anything to the contrary in this Section 4.3(ii), the following shares of Common Stock will not again become available for issuance under the Plan: (I) any shares which would have been issued upon any exercise of a Stock Option but for the fact that the exercise price was paid by a Net Exercise pursuant to Section 6.5 or any shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant in payment of the exercise price of a Stock Option; (II) any shares withheld by the Company or shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to a Stock Option or Stock Appreciation Right or a Collective Award that is a Stock Option or Stock Appreciation Right; (III) shares covered by a Stock Appreciation Right issued under the Plan or the Old Plans that are not issued in connection with the stock settlement of the Stock Appreciation Right upon its exercise; or (IV) shares that are repurchased by the Company using Stock Option exercise proceeds.

4.4Maximum Yearly Awards. The maximum annual Common Stock amounts in this Section 4.4 are subject to adjustment under Section 13.2 and are subject to the Plan maximum determined pursuant to Sections 4.2 and 4.3.
4.4.1Stock Options and Stock Appreciation Rights. The maximum number of shares of Common Stock that may be subject to Awards of Stock Options or Stock Appreciation Rights to any Participant in any calendar year under the Plan shall not exceed 2,000,000 shares of Common Stock.
4.4.2Restricted Shares and Restricted Share Units. There is no annual individual share limitation for Awards of Restricted Shares or Restricted Share Units which are not intended to be Performance-Based Compensation.

4.4.3Performance Share Units. The maximum number of shares of Common Stock that may be subject to Performance Share Units granted to any Participant in any calendar year under the Plan shall not exceed 1,000,000 shares of Common Stock.
4.4.4Performance Units. The maximum cash amount payable under any Performance Unit intended to be Performance-Based Compensation to any Participant for any calendar year shall be $10 million.
4.4.5Other Cash-Based Awards. The maximum cash amount payable under any Other Cash-Based Award intended to be Performance-Based Compensation to any Participant for any calendar year shall be $10 million.
4.4.6Limit on Director Awards. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards credited or granted during any calendar year to any Director shall not exceed $800,000.
4.5Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for consideration that is less than as permitted under applicable law.

5.	ELIGIBILITY.
5.1General. Individuals eligible for Awards under the Plan shall consist of employees, officers and directors or those who will become employees, officers or directors of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.
5.2Minimum Vesting Requirements. Notwithstanding any other provision in the Plan to the contrary, except as otherwise provided in this Section 5.2, all Awards shall be subject to a vesting or performance period of not less than one year from the date of grant of the applicable Award. The minimum vesting period shall not apply to Awards involving an aggregate number of shares of Common Stock not in excess of five (5) percent of the number of shares available for Awards under the first sentence of Section 4.2(i).

6.	STOCK OPTIONS.
6.1Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non- Qualified Stock Options. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.
6.2Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Additional provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a “10% Shareowner”).
6.3Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date of such Stock Option; provided, further, however, that, in the case of a 10% Shareowner, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the grant date.
6.4Term. The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Shareowner receiving an Incentive Stock Option) after the date immediately preceding the date on which the Stock Option is granted.

6.5Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary’s designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price. The methods of payment permitted by this Plan for payment in full of the aggregate exercise price of a Stock Option are as follows: (i) by cash, certified check, bank draft, electronic transfer, or money order payable to the order of the Company, (ii) if permitted by the Committee in its sole discretion, by surrendering (or attesting to the ownership of) shares of Common Stock already owned by the Participant, (iii) pursuant to a Net Exercise arrangement; provided, however, that in such event, the Committee may exercise its discretion to limit the use of a Net Exercise solely with respect to the portion of such payment required to be made with respect to tax withholding, or (iv) if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, some other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again. The shares issued to an optionee for the portion of any Stock Option exercised by attesting to the ownership of shares shall not exceed the number of shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of shares for which attestation of ownership is submitted. The value of owned shares submitted (directly or by attestation) in full or partial payment for the shares purchased upon exercise of a Stock Option shall be equal to the aggregate Fair Market Value of such owned shares on the date of the exercise of such Stock Option.
6.6Exercisability. Any Stock Option granted under the Plan shall become exercisable on such date or dates, or based on the attainment of such performance goals, as determined by the Committee (in its sole discretion) at any time and from time to time in respect of such Stock Option, and as set forth in the applicable Award Agreement. Notwithstanding anything to the contrary contained in this Section 6.6, unless otherwise provided in an Award Agreement, such Stock Option shall become one hundred percent (100%) vested and exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.
6.7Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.
6.8No Reload Provision. Stock Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional Stock Options in connection with any exercise of the original Stock Option.

7.	STOCK APPRECIATION RIGHTS.
7.1.Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.
7.2.Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock, as shall be determined by the Committee, entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise (the “Exercise Value”) over the Fair Market Value of a share of Common Stock on the grant date of the Stock Appreciation Right (the “Base Value”), multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised. In the case of a Stock Appreciation Right related to a Stock Option described in Section 6.7, the Base Value shall be the purchase price of a share of Common Stock under the Stock Option, provided, however, such amount may not be less than the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is awarded. The Base Value of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date of such Stock Appreciation Right.

7.3.Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.
7.4.Term. The term of each Stock Appreciation Right shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Appreciation Right shall not exceed ten (10) years after the date immediately preceding the date on which the Stock Appreciation Right is granted.
7.5.Date of Exercisability. In respect of any Stock Appreciation Right granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Appreciation Right, or (b) provided in the Award Agreement, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at such time or times and/or based on the achievement of such performance goals as determined by the Committee in its sole discretion. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the exercisability of any Non-Qualified Stock Option with which it is granted in tandem. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.
7.6.Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made to the Participant in respect thereof in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.
7.7.Tandem Grant. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

8.	RESTRICTED SHARES AND RESTRICTED SHARE UNITS.
8.1Restricted Share and Restricted Share Unit Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals). A grant of Restricted Share Units is a notional Award of shares of Common Stock which entitle the Participant to a number of unrestricted shares of Common Stock equal to (or a cash amount equal in value to such number of unrestricted shares of Common Stock) the number of Restricted Share Units upon the lapse of similar restrictions, terms and conditions.
8.2Terms and Conditions. Grants of Restricted Shares and Restricted Share Units shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares and Restricted Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares and Restricted Share Units to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share or Restricted Share Units grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Kellogg Company 2017 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and Kellogg Company. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Kellogg Company, One Kellogg Square, Battle Creek, MI 49016. Kellogg Company will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Kellogg Company reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”
Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied. With respect to each Participant receiving an Award of Restricted Share Units that is settled in shares of Common Stock, there shall be issued a stock certificate (or certificates) in respect of the underlying shares of Common Stock upon the lapse of the restrictions associated with such Restricted Share Units.
8.3Restriction Period. In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares and Restricted Share Units shall only become unrestricted and vested in accordance with the vesting schedule relating to such Restricted Shares and Restricted Share Units, if any, as the Committee may establish in the relevant Award Agreement, which may be based on the lapse of a specified time period or periods or on the attainment of specified performance goals (the “Restriction Period”). During the Restriction Period, such Restricted Shares and the underlying shares of Common Stock with respect to the Restricted Share Units shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan. Restricted Share Units may be paid in cash, shares of Common Stock or any combination thereof, as determined by the Committee. To the extent that any Restricted Share Award or Restricted Share Unit Award is intended to be Performance-Based Compensation, such Award shall be subject to the provisions of Sections 9.4, 9.6 and 9.7, and the certification requirements contained in Section 9.5.
8.4Payment of Restricted Share and Restricted Share Unit Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new or additional certificate, without the legend set forth in Section 8.2 of the Plan, for the number of shares of Common Stock which are no longer subject (or deemed subject) to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant. Restricted Share Units may be paid or settled in cash or in shares of Common Stock, or in combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.
8.5Shareowner Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares (but not under Restricted Share Units), all of the rights of a shareowner of such shares (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement).
9.PERFORMANCE UNITS AND PERFORMANCE SHARE UNITS AND OTHER CASH-BASED AWARDS.
9.1Terms and Conditions. Performance Units and Performance Share Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.
9.2Performance Unit and Performance Share Unit Grants. A grant of Performance Units is a notional Award of units (with each unit representing such monetary amount or value as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time. A grant of Performance Share Units is an Award of actual or notional shares of Common Stock which entitle the Participant to a number of shares of Common Stock equal to the number of Performance Share Units upon achievement of specified performance goals and such other terms and conditions as the Committee deems appropriate.

9.3Grants. Performance Units and Performance Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units and Performance Share Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units and Performance Share Units granted to any Participant.
9.4Performance Goals and Performance Periods. Participants receiving a grant of Performance Units and Performance Share Units shall be entitled to payment in respect of such Awards if the Company and/or the Participant achieves specified performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period shall be established in writing by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period (and, in any event, no later than ninety (90) days after the commencement of the Performance Period or such other period required by applicable law). At the time of the granting of Performance Units and Performance Share Units which are intended to constitute Performance-Based Compensation, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the Award as Performance- Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. The Committee shall also establish a schedule or schedules for Performance Units and Performance Share Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as: total shareowner return; net earnings growth; sales or revenue growth; cash flow; net sales; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; economic value added; working capital; and strategic plan development and implementation; or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate (which may include those measures set forth in Section 9.6). Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion) and may be based on the attainment of specified levels of Company (or Subsidiary, division, or other operational or administrative department of the Company) performance relative to the performance of other corporations or based on individual participant Performance Goals.
9.5Payment of Units. With respect to each Performance Unit and Performance Share Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit and Performance Share Unit times the number of such units so earned. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Unit and Performance Share Unit that is intended to constitute Performance-Based Compensation made to a Participant who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Goals have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. Payment in settlement of earned Performance Units shall be made in cash as soon as practicable in the calendar year following the conclusion of the respective Performance Period. Payment in settlement of earned Performance Share Units shall be made in unrestricted Common Stock or in Restricted Shares, or any combination thereof, as the Committee in its sole discretion shall determine and provide in the relevant Award Agreement, and in any case as soon as practicable in the calendar year following the conclusion of the respective Performance Period.
9.6Performance-Based Awards. Performance Units, Performance Share Units, Restricted Shares, and Restricted Share Units and other Awards subject to performance criteria that are intended to be Performance-Based Compensation shall be paid solely on account of the attainment of one or more pre-established, objective Performance Goals within the meaning of Section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the Performance Goals shall be the attainment of pre- established levels of (or pre-established changes or improvements in) any of total shareowner return, net sales, net income, market price per share, earnings per share, return on equity, return on capital employed, return on invested capital, cash flow, discounted cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, unit sales volume, economic value added, costs or cost reduction initiatives, production, unit production volume, improvements in financial ratings, regulatory compliance, achievement of balance sheet or income statement objectives, market, total shareowner return or category share, organizational objectives (including diversity, safety and K-values), productivity initiatives, acquisition integration, total return to shareowners (including both the market value of the Company’s stock and dividends thereon) and or any other performance measure the Committee deems appropriate (which may include those measures set forth in Section 9.4). Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.
9.7Termination of Employment. Unless otherwise determined by the Committee, if the Participant ceases to be an employee before the end of any Performance Period due to the Participant’s death or Disability, such Participant (or the Participant’s legal representative or designated beneficiary) shall receive all of the amount which would have been paid to the Participant had the Participant continued as an employee to the end of the Performance Period, payable at the same time as it would otherwise would have been paid in the absence of any such termination. Unless otherwise determined by the Committee, if a Participant ceases to be an employee for any other reason, any unpaid amounts for outstanding Performance Periods shall be forfeited.
9.8Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash- Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion, subject to the limitations of the Plan. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder. Other Cash-Based Awards granted under the Plan may be granted in a manner intended to be Performance-Based Compensation, and to the extent that any Other Cash-Based Award is granted with such intention, such Award shall be subject to the provisions of Sections 9.4, 9.6 and 9.7, and the certification requirements contained in Section 9.5.
10.DEFERRAL ELECTIONS/TAX REIMBURSEMENTS. The Committee may permit or require a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock or other item that would otherwise be due to such Participant by virtue of the exercise, settlement or payment of any Award made under the Plan. If any such election is permitted or required, the Committee may impose any restrictions it deems to be necessary or appropriate with respect to (i) any deferral election made with respect to an Award under the Plan and (ii) the timing of the payment of any deferred amounts, in each case, in order to cause such deferral election and payment timing to comply with the requirements of Section 409A of the Code. The Committee may also provide in the relevant Award Agreement for a tax reimbursement payment to be made by the Company in cash in favor of any Participant in connection with the tax consequences resulting from the grant, exercise, settlement, or payment of any Award made under the Plan.
11.DIVIDEND AND DIVIDEND EQUIVALENTS.    As specified in the relevant Award Agreement, the Committee may provide that Awards (other than Stock Options Stock Appreciation Rights) denominated in shares earn dividends or dividend equivalents; provided that dividends or dividend equivalents shall only be paid or accrued on Awards to the extent that such Awards are actually vested or earned.

12.NON-TRANSFERABILITY OF AWARDS. Except as provided below, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Except as provided below, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may from time to time permit Awards to be transferable to “family members” (within the meaning of the General Instructions to Form S-8) subject to such terms and conditions as the Committee may impose and applicable law; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8). Any transfer contrary to this Section 12 will nullify the Award.
13.CHANGES IN CAPITALIZATION AND OTHER MATTERS.
13.1No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareowners of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareowners or agents of the Company or any Subsidiary, as a result of any such action.
13.2Recapitalization Adjustments. In the event of a dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, Change in Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall equitably adjust (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the maximum share limitation applicable to each type of Award that may be granted to any individual participant in any calendar year, (iii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iv) the exercise price with respect to any Stock Option or the Base Value with respect to any Stock Appreciation Right.
13.3Mergers. If the Company enters into or is involved in, and ultimately consummates, any merger, reorganization, Change in Control or other business combination with any person or entity (a “Merger Event”), the Board may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute Awards in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in the Plan, if any Merger Event or Change in Control occurs, the Company shall have the right, but not the obligation, to cancel each or any Participant’s Stock Options and/or Stock Appreciation Rights and to pay to each such affected Participant in connection with the cancellation of such Participant’s Stock Options and/or Stock Appreciation Rights, an amount equal to the excess (if any) of a Change in Control Price (as defined below), as determined by the Board, of the Common Stock underlying any unexercised Stock Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights, and make additional adjustments and/or settlements of other outstanding

Awards as it determines to be fair and equitable to affected Participants. The treatment of the Awards under the Plan in connection with this Section 13.3 need not be uniform amongst Participants.
Upon receipt by any affected Participant of any such substitute Award (or payment) as a result of any such Merger Event, such Participant’s affected Awards for which such substitute Awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.
For purposes of the Plan, “Change in Control Price” means the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company or a Merger Event. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the good-faith discretion of the Board consistent with provisions of Section 409A of the Code and/or other applicable law.

14.	CHANGE IN CONTROL PROVISIONS.
14.1Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise determined by the Committee prior to a Change in Control, in the event of a Change in Control, outstanding Awards under the Plan shall be subject to the applicable treatment described in this Section 14.
14.1.1Assumption of Outstanding Awards. In the event that outstanding Awards under the Plan are assumed, continued or substituted by the successor to the Company in connection with such Change in Control, such Awards shall be subject to the adjustment provisions of Section 13 and shall otherwise continue in effect with all of the terms and conditions of the Plan and the applicable Award Agreement. In the event that a Participant holding any such assumed, continued or substituted Awards experiences a termination of service with the Company or its successor by the Company or its successor without Cause or by such Participant for Good Reason, in either case, within two (2) years following such Change in Control, such Participant’s outstanding Awards shall become fully vested, exercisable and payable (as applicable) as of the date of such termination; provided, however, that to the extent any Award constitutes nonqualified deferred compensation, such Award shall not be payable until the date such Award would have been payable in the absence of this Section 14.1.1 if the acceleration of such payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Award.
14.1.2No Assumption of Outstanding Awards. In the event that outstanding Awards under the Plan are not assumed, continued or substituted by the successor to the Company in connection with such Change in Control, such Awards shall be subject to the following treatment:

(i)
Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested;

(ii)	The restrictions and deferral limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and become fully vested and transferable;

(iii)
All Performance Units and Other Cash-Based Awards shall be considered to be earned and payable in full, and any deferral or other restrictions shall lapse, and such Performance Units and Other Cash- Based Awards shall be settled in cash (with the value being determined by the Committee, in its sole discretion), and all Restricted Share Units and Performance Share Units shall become fully vested and payable, in each case, as promptly as is practicable on or following a Change in Control; provided, however, that in the event that a Change in Control does not constitute a “change in the ownership or effective control,” or a “change in the ownership of a substantial portion of the assets,” of the Company, in each case within the meaning of Section 409A(a)(2)(A)(v) of the Code, Performance Units, Other Cash-Based Awards, Restricted Share Units and Performance Share Units shall not be payable until the date such Other Cash-Based Awards, Performance Units, Restricted Share Units and Performance Share Units would have been payable in the absence of this Section 14.1.2 if the acceleration of such payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Other Cash-Based Awards, Performance Units, Restricted Share Units and Performance Share Units; and

(iv)	The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes (including Section 13.3).
14.2Definition of Change in Control.For purposes of the Plan, a “Change in Control” shall mean the consummation of any of the following events:

(i)
An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any increase in beneficial ownership of a Person as a result of any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 14.2; or

(ii)
A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)
Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity; in each case, unless immediately following such transaction (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the transaction, and (3) individuals who were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(iv)	The approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, with respect to any Award that is characterized as nonqualified deferred compensation within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

15.	AMENDMENT, SUSPENSION, AND TERMINATION.
15.1In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (a) subject to Section 16.6, materially adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, (b) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto, or (c) except as contemplated by Section 13, increase the number of shares available for Awards pursuant to Section 4.2 without shareowner approval. In addition, the Company will obtain shareowner approval of any modification of the Plan or Awards to the extent required by applicable laws or regulations or the regulations of any stock exchange upon which the Common Stock is then listed that purport to (i) materially modify the requirements as to eligibility for participation in the Plan, or (ii) extend the termination date of the Plan.
15.2No Repricing. Except as contemplated by Section 13, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or the Base Value of outstanding Stock Appreciation Rights or to cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price or Base Price that is less than the exercise price or Base Price of the original Stock Options or Stock Appreciation Rights without shareowner approval.
15.3Award Agreement Modifications. Subject to Section 15.1, the Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Other Cash-Based Awards, Performance Units, Performance Share Units, Restricted Share Units, or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Other Cash-Based Awards, Performance Units, Performance Share Units, Restricted

Share Units and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants or Restricted Share Units shall become vested, or (c) the performance period or goals in respect of any Other Cash-Based Awards, Performance Share Units or Performance Units, except to the extent that any such amendment or modification would cause any such Award intended to qualify as Performance-Based Compensation to cease to so qualify. Subject to Section 16.6, no such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant. Notwithstanding the foregoing, without the consent of affected Participants, Awards may be amended or revised when necessary to avoid the imposition of additional tax under Section 409A of the Code.

16.	MISCELLANEOUS.
16.1Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any minimum statutorily required domestic or foreign federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such shares of Common Stock shall be valued based on the Fair Market Value of such shares as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.
16.2No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.
16.3Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.
16.4Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.
16.5Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.
16.6Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable laws. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to Section 16 Officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. In addition, the Company or Committee may, at the time of grant or thereafter, impose additional or different conditions or take other actions with respect to Awards made to Participants in countries outside of the United States of America, to the extent required or made advisable by applicable laws and regulations.
16.7Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall then agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan. An Award Agreement may provide that, notwithstanding any other provision in this Plan to the contrary, if the Participant breaches provisions in the Award Agreement during or after the Participant’s employment, then the Participant will forfeit and/or repay all Awards (whether unvested or vested) and profits realized in connection therewith.
16.8Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.
16.9Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.
16.10Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.
16.11Effective Date. The Plan shall be effective as of February 17, 2017 (the “Effective Date”) subject to approval by the shareowners of the Company. Prior to such shareowner approval, the Committee may grant Awards conditioned on shareowner approval. If such shareowner approval is not obtained at or before the first annual meeting of shareowners to occur after the adoption of the Plan by the Board (including any adjournments or postponements thereof), the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect. In no event shall awards be granted under the Plan after February 17, 2027 (or such earlier date that the Plan may be terminated by the Board), but the term and exercise of Awards granted theretofore may extend beyond that date.
16.12Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including the final treasury regulations or any other official guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. Any provision of the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.
16.13Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

KELLOGG COMPANY